Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Amarin Corporation plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Ordinary Shares, par value £0.50 per share (3)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preference Shares, par value £0.05 per share (4)	457(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities (5)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Warrants (6)	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$100,000,000	—	$100,000,000	0.00011020	$11,020

Fees to Be Paid	Total Registration Fee:			$100,000,000	N/A	$100,000,000	—	$11,020

Carry Forward Securities

	Total Offering Amounts					$100,000,000		$11,020

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due							$11,020

(1)

The amount to be registered consists of up to $100,000,000 of an indeterminate number or amount of ordinary shares (the “Ordinary Shares”), preference shares (the “Preference Shares”), senior or subordinated debt securities (the “Debt Securities”) or warrants (the “Warrants”) as may from time to time be issued at indeterminate prices in offerings or upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)

Including such indeterminate number of Ordinary Shares as may be issued from time to time at indeterminate prices or upon conversion of Debt Securities and/or Preference Shares registered hereby, or upon exercise of Warrants registered hereby, as the case may be. The Ordinary Shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents one Ordinary Share. A separate Registration Statement on Form F-6 has been or will be filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.

(4)

Including such indeterminate amount of Preference Shares as may be issued from time to time at indeterminate prices or upon conversion of Debt Securities and/or Preference Shares registered hereby, or upon exercise of Warrants registered hereby, as the case may be. The Preference Shares may be represented by ADSs. A separate Registration Statement on Form F-6 has been or will be filed for the registration of ADSs issuable upon deposit of the Preference Shares.

(5)	Including such indeterminate principal amount of Debt Securities as may be issued from time to time at indeterminate prices or upon exercise of Warrants registered hereby, as the case may be.
(6)

Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase securities of an entity unaffiliated with any of the registrants or other rights, including the right to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Includes Warrants that may be purchased by underwriters to cover over-allotments, if any.